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To:      Directors and Executive Officers of MFB Corp.

From:    Charles J. Viater

Date:    April 13, 2006

Subj:    Notice of Blackout Period Restriction on Trading MFB Corp. Stock

         The MFB Financial Employees' Savings & Profit Sharing Plan, which includes the MFB Financial Employee Stock Ownership Plan (the "ESOP"), will be entering a blackout period (the "Blackout Period") in order for the sponsor of the Plan, MFB Financial, to effect a change of record keepers. During the Blackout Period, Plan participants will be subject to restrictions on executing transactions in their Plan accounts, including changing how contributions are invested, receiving distributions, hardship withdrawals or loans, and transferring balances among Plan funds. The Plan sponsor has notified participants of the Blackout Period.

         The Blackout Period is expected to begin on May 24, 2006, and expected to end the week of June 18, 2006.

         This notice is provided to you pursuant to Rule 104 of Regulation BTR promulgated by the Securities and Exchange Commission and Section 306 of the Sarbanes-Oxley Act of 2002. Pursuant to these rules, during the Blackout Period, directors and executive officers of MFB Corp. generally may not directly or indirectly purchase, sell or otherwise acquire or transfer any common stock, without par value, of MFB Corp., or options for such stock, that they acquired in connection with their service as a director or an executive officer. Covered transactions are not limited to direct ownership, but include transactions by family members sharing the home of the director and executive officer and shares in which the director or executive officer has a pecuniary interest.

         The prohibition covers securities acquired "in connection with service as a director or employment as an executive officer." This includes, among other things, securities acquired under a compensatory plan or contract (such as under a stock option plan, a restricted stock plan or ESOP) or as a direct or indirect inducement to employment or joining the Board of Directors. Securities acquired outside of an individual's service as a director or executive officer (such as shares acquired when a person was an employee but not yet an executive officer) are not covered. However, if you hold both covered shares and non-covered shares, any shares that you sell will be presumed to come first from the covered shares unless you can identify the source of the sold shares and show that you use the same identification for all related purposes (such as tax reporting and disclosure requirements).

         The following are examples of transactions that you may not engage in during the Blackout Period:

>>       exercising  stock  options  granted to you in  connection  with your service as a director  or  executive officer;

>>       selling MFB Corp. stock that you acquired by exercising options;

>> selling MFB Corp. stock that you originally received as a restricted stock grant;

>> selling MFB Corp. stock you acquired from an employee stock ownership plan.

         There are certain exemptions from these restrictions, including bona fide gifts, bequests and transfers pursuant to domestic relations orders and acquisitions of MFB Corp.'s common stock under certain dividend or interest reinvestment plans.

         If you engage in a transaction that violates these rules, you can be required to disgorge your profits from the transaction, and you are subject to civil and criminal penalties.

         THE RULES SUMMARIZED ABOVE ARE COMPLEX, AND THE CRIMINAL AND CIVIL PENALTIES THAT COULD BE IMPOSED UPON DIRECTORS AND EXECUTIVE OFFICERS WHO VIOLATE THEM COULD BE SEVERE. WE THEREFORE REQUEST THAT YOU CONTACT CHUCK BALL, 574-273-7645, BEFORE ENGAGING IN ANY TRANSACTION INVOLVING MFB CORP.'S STOCK OR OPTIONS FOR MFB CORP. STOCK DURING THE BLACKOUT PERIOD, OR IF YOU BELIEVE THAT ANY SUCH TRANSACTION IN WHICH YOU HAVE A PECUNIARY INTEREST MAY OCCUR DURING THE BLACKOUT PERIOD.

         You will receive notice if the Blackout Period changes for any reason. If you have any questions about this Blackout Period, please contact Chuck Ball, 574-273-7646 or email at chuck.ball@mfbbank.com .


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